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                        COMMERCIAL FEDERAL CORPORATION                EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)


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                                                                           Three Months Ended              Nine Months Ended
                                                                                March 31,                       March 31,
                                                                        ---------------------------      ---------------------------
                                                                           1999           1998             1999          1998
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COMPUTATION OF INCOME PER BASIC AND DILUTED SHARES:
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Net income                                                              $16,169,000     $13,628,000      $62,518,000    $65,038,000
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BASIC EARNINGS PER SHARE:
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Weighted average number of common shares
  outstanding used in basic earnings per share calculation               59,723,304      57,007,689       59,266,347     56,005,245
                                                                        ===========     ===========      ===========    ===========

Net income                                                              $       .27     $       .24      $      1.05    $      1.16
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DILUTED EARNINGS PER SHARE:
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Weighted average number of common shares
  outstanding used in basic earnings per share calculation               59,723,304      57,007,689       59,266,347     56,005,245
Add assumed exercise of outstanding stock options
  as adjustments for dilutive securities                                    478,169       1,258,741          636,098      1,322,630
                                                                        -----------     -----------      -----------    -----------

Weighted average number of common shares
  outstanding use in diluted earnings per share calculation              60,201,473      58,266,430       59,902,445     57,327,875
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Net income                                                              $       .27     $       .23      $      1.04    $      1.13
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